UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Lydall, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

To Be Held April 21, 2005

To:    The Owners of Lydall, Inc. Common Stock

The Annual Meeting of Stockholders of Lydall, Inc. will be held in The Autorino Great Hall of The Bushnell Center for the Performing Arts, 166 Capitol Avenue, Hartford, Connecticut on Thursday, April 21, 2005 at 11:00 a.m. Validation for parking will be available to stockholders who park in the ProPark parking lot located at the intersection of West and Elm Streets. Directions to the parking lot can be found at www.lydall.com. The purposes of the meeting are:

1.	To elect eight Directors to serve until the next Annual Meeting of Stockholders to be held in 2006;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year 2005; and

3.	To transact any other business that may properly come before the meeting.

The following pages contain the proxy statement relating to the meeting. Please be sure to complete, date, sign and return the enclosed proxy card, or to vote promptly by telephone or over the Internet, to ensure that your shares will be voted.

The Board of Directors urges you to vote promptly. All stockholders are invited to attend the meeting, and your right to vote in person will not be affected if you mail your proxy.

YOUR VOTE IS IMPORTANT.

Sincerely,

/s/ Mary A. Tremblay

Mary A. Tremblay

Vice President, General Counsel and Corporate Secretary

Manchester, CT

March 22, 2005

Proxy Statement

GENERAL

This proxy statement of Lydall, Inc. (“Lydall” or the “Company”), a Delaware corporation, is being mailed or otherwise furnished to stockholders on or about March 22, 2005 in connection with the solicitation by the Board of Directors of Lydall of proxies to be voted at the Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, April 21, 2005 at 11:00 a.m. in The Autorino Great Hall of The Bushnell Center for the Performing Arts located at 166 Capitol Avenue in Hartford, Connecticut.

Enclosed with this proxy statement and Notice of Annual Meeting is a proxy card on which the Board of Directors requests that you vote in favor of: (i) the election of all nominees for Director of the Company to serve until the next Annual Meeting of Stockholders to be held in 2006 and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year 2005.

You may vote by mail, by telephone, over the Internet or in person. To vote by mail, please complete, sign and mail the proxy card in the enclosed prepaid envelope. To vote by telephone or over the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or over the Internet, it is not necessary to mail your proxy card. If you wish to vote in person, written ballots will be available at the meeting. However, if your shares are held in street name (i.e., in a brokerage account), you must request a proxy from your broker in order to vote at the meeting.

We would appreciate the return of your completed proxy card, or your vote by telephone or over the Internet, as soon as possible for use at the Annual Meeting or at any adjournments of the Annual Meeting. Properly executed proxies received by Lydall’s Corporate Secretary before the meeting will be voted as directed unless revoked. A proxy may be revoked at any time before it is exercised by: (a) notifying Lydall’s Corporate Secretary in writing; (b) delivering a proxy with a later date; or (c) attending the meeting and voting in person.

Unless you indicate otherwise on your proxy, shares represented by proxies properly signed and returned to the Company will be voted “FOR” the nominees for the Board of Directors named in the proxy and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

Under the applicable provisions of the Company’s Bylaws, the presence, either in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

The election of Directors requires the affirmative vote of a plurality of the votes cast by the holders of shares who are present in person or represented by proxy at the Annual Meeting and are entitled to vote on the matter. With respect to all other matters, including ratification of the independent auditors, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be the act of the stockholders. If, however, the question is one upon which, by express provision of an applicable statute, the Certificate of Incorporation or the Bylaws of the Company, a different vote is required, such express provision shall govern.

For purposes of determining the number of votes cast with respect to the election of Directors, only those votes cast “FOR all nominees,” “WITHHELD from all nominees,” specifying that votes be withheld from one or more designated nominees, or providing the designated proxies with the right to vote in their discretion, are counted. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by stockholders. Abstentions, therefore, will not have any effect on the outcome of the voting for the election of Directors but will have the same effect as a negative vote for all other matters presented to stockholders at the Annual Meeting. If a broker, other holder of record, or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, these so-called “broker non-votes” will not have any effect on the outcome of the voting at the Annual Meeting.

All costs of solicitation of proxies will be borne by the Company. Lydall has engaged the services of the outside proxy solicitation firm of Georgeson Shareholder Communications Inc. in the interest of increasing the number of shares represented at the meeting. The anticipated cost of the engagement is approximately $7,500 plus reasonable out-of-pocket expenses. The contract provides for consultation regarding the written solicitation materials, as well as written and other personal solicitation of proxies.

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Other costs anticipated are those ordinarily incurred in connection with the preparation and mailing of proxy material. In addition to solicitations by mail and by the outside soliciting firm, the Company’s Directors, officers and other employees, without additional remuneration, may solicit proxies by telephone and in person.

Only holders of record of Lydall’s common stock, par value $.10 per share (“Common Stock”), at the close of business on February 24, 2005 (the “Record Date”) are entitled to vote at the meeting. On that date, there were 16,154,710 shares of Common Stock outstanding, the holders of which are entitled to one vote per share.

ELECTION OF LYDALL DIRECTORS

The Corporate Governance Committee of the Board of Directors has selected Mr. Lee A. Asseo, Ms. Kathleen Burdett, Messrs. W. Leslie Duffy, Matthew T. Farrell, David Freeman, Ms. Suzanne Hammett, and Messrs. Christopher R. Skomorowski and S. Carl Soderstrom, Jr. as nominees for election as Directors of the Company for a term of one year, until the next Annual Meeting. Each nominee is currently serving as a Director.

The only nominees for Director who are current employees of the Company are the President and Chief Executive Officer, David Freeman, and the Executive Vice President and Chief Operating Officer, Christopher R. Skomorowski. The Company intends to maintain its Board with a majority of independent Directors, as required by the applicable rules of the New York Stock Exchange (“NYSE”).

Under the Certificate of Incorporation of the Company, the Board of Directors is empowered to establish the number of directorships between three and fifteen. The Board of Directors has currently fixed the number of directorships at eight.

Additional nominations for Director may be made from the floor by stockholders who have complied fully with the advance notice procedures set forth in the Bylaws of the Company. See “Stockholder Proposals and Nominations for Director” below. It is the intention of the proxy committee to vote only for the Director nominees described below in this proxy statement. Proxies cannot be voted for a greater number of persons than the number of nominees named.

All nominees have indicated that they are willing and able to serve as Directors if elected. Should any of such nominees become unable or unwilling to serve, the proxy committee intends to vote for the replacement or replacements selected by the Corporate Governance Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of nominees referred to in this section.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP has audited the consolidated financial statements of Lydall for several years, and the Audit Review Committee desires to continue the services of this firm for the current fiscal year. The Audit Review Committee has therefore appointed PricewaterhouseCoopers LLP to serve as independent auditors to conduct an audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

Appointment of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Review Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Review Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm, or another, without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Review Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year 2005.

Principal Fees and Services

The following table presents fees for professional audit services for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods:

Fee Category:	Fiscal 2004	% of Total	Fiscal 2003		% of Total
Audit fees (including $1,055,000 in 2004 related to Sarbanes-Oxley audit procedures)	$1,584,000	73.5%	$542,321	(1)	61.6%
Audit-related fees	276,200	12.8%	47,425		5.4%
Tax fees	291,715	13.6%	279,439		31.7%
All other fees	2,150	0.1%	11,500		1.3%
Total Fees	$2,154,065	100%	$880,685		100%
(1)	The 2003 “Audit fees” originally reported in the 2003 Proxy Statement increased by $43,400 due to a final billing from PricewaterhouseCoopers LLP related to incremental efforts in completing their audit procedures performed in connection with their 2003 audit of the Company’s consolidated financial statements that were not finalized and billed until April 2004.

Audit fees are related to services rendered in connection with the annual audit of the Company’s consolidated financial statements, including Sarbanes-Oxley Section 404 controls testing in 2004, the quarterly reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and international statutory audits. The majority of the work was performed by full-time, permanent employees of PricewaterhouseCoopers LLP. Audit-related fees consisted primarily of fees for Sarbanes-Oxley implementation guidance and audits of the financial statements of the Company’s employee benefit plans. Tax fees consisted primarily of tax compliance and advisory services. These services consisted of fees billed for professional services related to federal, state, local and international tax compliance. All other fees were for insignificant miscellaneous services. No portion of these fees were related to system design or implementation services.

All of the services described above were approved by the Audit Review Committee pursuant to the Securities and Exchange Commission rules that require audit committee pre-approval of audit and non-audit services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Review Committee is required. The Audit Review Committee reviews these requests and advises management and the independent auditors if the Audit Review Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Review Committee the actual spending for such projects and services compared to the approved amounts. The Audit Review Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Review Committee, provided that any such pre-approvals are reported at the next Audit Review Committee meeting.

The Audit Review Committee has considered whether the services provided by PricewaterhouseCoopers LLP, other than audit services, are compatible with maintaining that firm’s independence and has concluded that PricewaterhouseCoopers LLP is independent.

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BOARD OF DIRECTORS

Nominees for election at the April 21, 2005 Annual Meeting to serve until the 2006 Annual Meeting, a term of one year:

Lee A. Asseo, 67, is a retired Chairman of the Board and Chief Executive Officer of The Whiting Company, a manufacturer of synthetic fibers for the brush industry, which he joined in 1983. Mr. Asseo retired from The Whiting Company in 1996. He previously served as a Lydall Director from 1985 through May 2003. Mr. Asseo was reelected to the Lydall, Inc. Board of Directors in April 2004. Mr. Asseo serves as Chairman of the Compensation and Stock Option Committee and as a member of the Corporate Governance Committee.

Kathleen Burdett, 49, was the Vice President and Chief Financial Officer of the former Dexter Corporation until its merger with Invitrogen Corporation in 2000, after which she served as a consultant to Invitrogen through 2002. Ms. Burdett was a member of the Board of Directors of Life Technologies, Inc. from 1995 through 2000 where she chaired the Audit Committee and served as a member of the Executive and Compensation Committees. Ms. Burdett was appointed to the Lydall, Inc. Board of Directors in June 2003. Ms. Burdett serves as Chairperson of the Audit Review Committee.

W. Leslie Duffy, 65, is the Chairman of the Board of Lydall, Inc. and a partner in the law firm of Cahill Gordon & Reindel LLP. He has been with that law firm since 1965. He has been a Lydall Director since 1992. Mr. Duffy served as Chairman of the Corporate Governance Committee and as a member of the Compensation and Stock Option Committee until his appointment as Chairman of the Board on August 18, 2004. He now serves as a member of the Corporate Governance Committee.

Matthew T. Farrell, 48, is the Executive Vice President and Chief Financial Officer of Alpharma Inc., a generic pharmaceutical company, which he joined in 2002. Mr. Farrell began his career with KPMG Peat Marwick LLP. He was named an audit partner in 1989. He joined AlliedSignal in 1994 as Director, Corporate Audit, and in 1996, he was appointed Chief Financial Officer of the Specialty Chemicals business. In 2000, Mr. Farrell joined Ingersoll-Rand as Vice President, Investor Relations and Communications and was a member of Ingersoll-Rand’s enterprise leadership team. He was appointed to the Lydall, Inc. Board of Directors in August 2003. Mr. Farrell serves as a member of the Audit Review and the Compensation and Stock Option Committees.

David Freeman, 60, is the President and Chief Executive Officer of Lydall, Inc., a position he assumed on July 1, 2003. Prior to joining Lydall’s management, he was a Professor of International Business at Central Connecticut State University. He is also a retired Chairman and Chief Executive Officer of Loctite Corporation, which he joined in 1974. Mr. Freeman retired from Loctite in 2000. In 2003, Mr. Freeman became a director of National Grange Mutual, an insurance company. He became a Lydall, Inc. Director in 1998.

Suzanne Hammett, 49, is a former Executive Vice President of J.P. Morgan Chase & Co. During her 26-year career with J.P. Morgan Chase & Co., she held numerous positions within the investment bank including Head of Credit Risk Portfolio. Most recently, she was Head of Credit Risk Policy for that firm until early 2004. Ms. Hammett became a Lydall, Inc. Director in 2000. She serves as a member of the Compensation and Stock Option Committee and the Audit Review Committee.

Christopher R. Skomorowski, 51, is the Executive Vice President and Chief Operating Officer of Lydall, Inc., a position he has held since July 1, 2003. Prior to becoming Chief Operating Officer, he served as President and Chief Executive Officer from December 1998. He has held a variety of management positions in both finance and marketing since joining Lydall, Inc. in 1979. Prior to becoming CEO, Mr. Skomorowski was President of Lydall Westex, a position he had held since 1991. He served as a rotating senior management Director from 1994 to 1995 and then became a non-rotating member in 1998.

S. Carl Soderstrom, Jr., 51, is the former Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc., and had been with that company from 1986 to 2004. He has also held several senior management positions in engineering, quality, and procurement. Prior to joining ArvinMeritor, Mr. Soderstrom was with General Electric Company and the ALCO Controls division of Emerson Electric. He was appointed to the Lydall, Inc. Board of Directors in June 2003. Mr. Soderstrom is the Chairman of the Corporate Governance Committee and a member of the Audit Review Committee.

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CORPORATE GOVERNANCE

Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have eight members of the Board and are nominating eight for election as Directors.

The Board has three standing committees:

•	The Audit Review Committee, the members of which are: Kathleen Burdett (Chair), Matthew T. Farrell, Suzanne Hammett and S. Carl Soderstrom, Jr.;

•	The Compensation and Stock Option Committee, the members of which are: Lee A. Asseo (Chair), Matthew T. Farrell and Suzanne Hammett; and

•	The Corporate Governance Committee, the members of which are: S. Carl Soderstrom, Jr. (Chair), Lee A. Asseo and W. Leslie Duffy.

The Board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the makeup and functioning of the Board. The Board has also adopted a code of conduct that applies to all of our employees, officers and Directors. You can find links to these materials on our website at: www.lydall.com.1

The Board has made its annual determination, concluding that all of the non-employee Directors, including all of those who serve on these committees, are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE, and that the members of the Audit Review Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. On December 11, 2003, the Board adopted categorical independence standards which are stated in the Company’s Corporate Governance Guidelines (see Appendix A or www.lydall.com). The Board has determined that each non-employee Director meets those standards. The Board based these determinations primarily on a review of the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, in comparison with an examination of those companies with whom the Company transacts business.

During fiscal year 2004, the Board held eight meetings and acted by unanimous consent on three occasions. The Audit Review Committee held 14 meetings, the Compensation and Stock Option Committee held five meetings and the Corporate Governance Committee held eight meetings. A Special Litigation Committee of the Board met on nine occasions in 2004. None of the Directors attended fewer than 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member during fiscal year 2004. It is the Board’s practice to meet in executive session without members of management present at every Board meeting. These sessions are presided over by the Chairman.

A Board meeting is scheduled in conjunction with the Company’s Annual Meeting of Stockholders and we expect all of the Directors to attend the Annual Meeting of Stockholders. All nominees attended last year’s Annual Meeting of Stockholders.

Audit Review Committee

The Audit Review Committee focuses its efforts on the following three areas:

•	The adequacy of the Company’s internal controls, including compliance with Sarbanes-Oxley Act of 2002 requirements, and financial reporting process and the integrity of the Company’s financial statements;

•	The performance of the Company’s internal audit function and the qualifications, independence and performance of the Company’s independent auditors; and

•	The Company’s compliance with legal and regulatory requirements.

The committee meets periodically with management to consider the adequacy of the Company’s internal controls and the financial reporting process. It also discusses these matters with the Company’s internal auditors, independent auditors and with

[1]	All materials available at www.lydall.com are also available to shareholders in print, upon written request to Lydall’s Corporate Secretary.

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appropriate Company financial personnel. The committee reviews the Company’s financial statements and discusses them with management and the independent auditors before those financial statements are filed with the Securities and Exchange Commission.

The committee regularly meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access to, and report directly to, the committee.

Audit Committee Financial Expert.    The Board has determined that each of the members of the committee is “financially literate” within the meaning of the NYSE listing standards, an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.

Corporate Governance Committee

The Corporate Governance Committee, which also functions as a nominating committee: (i) considers stockholder proposed nominees for Director (see “Stockholder Proposals and Nominations for Director” below); (ii) reviews the composition of the Board to determine qualifications and expertise needed; (iii) identifies and selects prospective nominees for Director; (iv) periodically reviews the Company’s corporate governance guidelines; (v) periodically reviews the performance of the Board and its members and makes recommendations to the Board concerning the number, function and composition of the Board’s committees; and (vi) makes recommendations to the Board from time to time as to matters of corporate governance.

The Board believes that it should be comprised of Directors with varied, complementary backgrounds, and that Directors should, at a minimum, have expertise that may be useful to the Company. Directors should also possess the highest ethical standing and proven integrity and should be willing and able to devote the required amount of time to the Company’s business. When considering candidates for Director, the committee takes into account a number of factors, including the following criteria approved by the Board: (i) whether the candidate is independent from management under the NYSE independence requirements and the independence standards adopted by the Board; (ii) whether the candidate has skills and expertise needed by the Board; (iii) whether the candidate has demonstrated ability and sound judgment; (iv) what the candidate’s prior experience as a corporate director with public and/or manufacturing companies is; (v) what the candidate’s existing time commitments and obligations are; (vi) what the candidate’s relevant financial expertise is, if the candidate would serve on the Audit Review Committee; and (vii) the size and composition of the existing Board.

The committee will consider candidates for Director suggested by stockholders, applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for Director should write to our Corporate Secretary at the address set forth below and include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	The name and contact information of the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding each of the factors listed above, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Before nominating a current Director for reelection at an Annual Meeting, the committee will consider the Director’s performance on the Board and whether the Director’s reelection would be consistent with the Company’s corporate governance guidelines.

When seeking candidates for Director, the committee may solicit suggestions from incumbent Directors, management or others. In some cases the committee has employed a search firm to identify appropriate candidates and perform screening interviews and reference checks for candidates. After conducting an initial evaluation of a candidate, the committee will interview

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that candidate if it believes the candidate might be suitable to be a Director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board, it will discuss with the Board that candidate’s selection.

Under the Company’s Bylaws, nominations for Director may be made only by or at the direction of the Board of Directors, or by a stockholder of record who delivers written notice, along with the additional information and materials required by the Bylaws, to the Company’s Corporate Secretary. This notice must be delivered not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. For the Company’s Annual Meeting in the year 2006, we must receive this notice on or after January 21, 2006, and on or before February 20, 2006. You can obtain a copy of the full text of the Bylaw provision by writing to the Corporate Secretary, One Colonial Road, P.O. Box 151, Manchester CT 06045-0151.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee: (i) reviews and approves the compensation of the CEO and executive officers of the Company; (ii) approves contracts with executive officers; and (iii) approves the granting of restricted stock awards, stock options and stock awards to key employees pursuant to the Company’s equity and compensation plans. See “Compensation and Stock Option Committee Report on Executive Compensation” below.

DIRECTOR COMPENSATION

During 2004, all non-employee Directors (“outside Directors”) were paid $1,000 for each meeting of the Board of Directors attended, as well as $1,000 for any committee meetings attended.

Under the Lydall 2003 Stock Incentive Compensation Plan (“2003 Plan”), outside Directors first being elected to the Board receive an automatic grant of nonqualified stock options covering the lesser of (i) 9,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $100,000. In addition, on each Annual Meeting date, there will be an automatic grant of nonqualified stock options to each outside Director covering the lesser of (i) 3,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $33,333. Accordingly, in accordance with the 2003 Plan, each outside Director received an automatic grant of nonqualified stock options covering 3,000 shares of Common Stock on April 22, 2004.

In addition, each outside Director receives a $24,000 retainer paid in unrestricted shares of Common Stock, payable 50 percent on June 30 and 50 percent on December 31 of each year. In 2004, Audit Review Committee members received an annual cash retainer of $4,000 and the Chairperson received an additional $5,000. Effective January 1, 2005, the Audit Review Committee members each receive an annual cash retainer of $6,000, and the Chairperson of that committee receives an additional annual cash retainer of $6,000 for a total of $12,000. This is to reflect the added responsibilities of this Committee in complying with the Sarbanes-Oxley Act of 2002 and NYSE rules. The Audit Review Committee retainers are paid 50 percent on June 30 and 50 percent on December 31 of each year. Effective as of August 18, 2004, the annual cash retainer paid to the Chairman of the Board was reduced from $100,000 to $75,000, payable monthly in arrears.

From 1991 through 1996, the Company maintained a Deferred Compensation Plan for outside Directors and the Chairman of the Board (the “Deferred Compensation Plan”). The Deferred Compensation Plan was discontinued in 1996, and no further benefits will accrue thereunder. All benefits are fully vested. All Directors who participated in this plan except two have received a lump-sum cash payment upon the later of the date they ceased to serve as a Director or their attaining 62 years of age. For the remaining two Directors, the total amount of the payment to be made as set forth above will be equal to $3,000 for each full or partial calendar year of service as a Director completed prior to January 1, 1991, plus $6,000 for each full or partial calendar year of service as a Director completed after December 31, 1990 through December 31, 1996. During 2004, payments of $111,000 and $87,000 were made to Mr. Samuel P. Cooley and Mr. Roger M. Widmann, respectively, upon their retirement from the Board. Under the 2003 Plan, there is an automatic grant each year on the date of the Annual Meeting of a nonqualified stock option covering 325 shares of Common Stock to each outside Director of the Company in lieu of any further accruals under the Deferred Compensation Plan.

During 2004, Director Roger M. Widmann received a pro-rata portion of his annual retainer in the amount of $59,091 in cash compensation for his services as Chairman of the Board prior to his retirement, as well as meeting fees for meetings attended, stock option grants on the date of the last annual meeting and a $12,000 retainer paid in unrestricted stock as described above.

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Board Compensation for current Directors during fiscal year 2004 is summarized in the table below:

FISCAL YEAR 2004 BOARD FEES
Directors	Annual Board Retainer(1) (Unrestricted Stock)	Chairman’s Compensation(2) (Cash)	Committee Retainer(3) (Cash)	Meeting Fees(4) (Cash)	Option Awards(5) (Shares)
Lee A. Asseo	$24,000			13,000	3,325

Kathleen Burdett	$24,000		$9,000	31,000	3,325

W. Leslie Duffy, Esq., Chairman	$24,000	$21,976		26,000	3,325

Matthew T. Farrell	$24,000		$5,000	23,000	3,325

David Freeman

Suzanne Hammett	$24,000		$5,000	35,000	3,325

Christopher R. Skomorowski

S. Carl Soderstrom, Jr.	$24,000		$5,000	38,000	3,325
(1)	Each outside Director then serving receives a $24,000 annual retainer paid in unrestricted shares of Common Stock, payable 50 percent on June 30 and 50 percent on December 31 of each year.
(2)	Director W. Leslie Duffy received cash compensation for his services as Chairman of the Board beginning upon his appointment on August 18, 2004.
(3)	During 2004, the Audit Review Committee members received a cash retainer of $5,000 and the Chairperson of that committee received an additional cash retainer of $4,000 for a total of $9,000, paid 50 percent on June 30, 2004 and 50 percent on December 31, 2004.
(4)	During 2004, outside Directors were paid $1,000 for each meeting of the Board of Directors attended, as well as $1,000 for any committee meetings attended.
(5)	On each Annual Meeting date, there is an automatic grant of nonqualified stock options to each outside Director covering the lessor of 3,000 shares of Common Stock or a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $33,333. There is also an automatic grant each year on the date of the Annual Meeting of a nonqualified stock option covering 325 shares of Common Stock to each outside Director of the Company in lieu of any further accruals under the Deferred Compensation Plan.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders of Lydall who want to communicate with the Board, the Chairman or any Director may write to them at the following address:

Lydall, Inc.

One Colonial Road

P.O. Box 151

Manchester, CT 06045-0151

Stockholders may also contact the Chairman of the Board by e-mail at: chairman@lydall.com.

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REPORT OF THE AUDIT REVIEW COMMITTEE

The Audit Review Committee (“the Committee”) operates under a written Charter adopted and approved by the Board. The Charter, which sets out the functions the Committee is to perform and which is reviewed by the Committee each year, was last revised in February 2005 and is attached to this proxy statement as Appendix B.

During 2004, all Directors who served on the Committee were “independent” for purposes of the NYSE’s listing standards. The Board of Directors has determined that none of the Committee members has a relationship with the Company that may interfere with his/her independence from the Company and its management, and that each member is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Periodically, the Committee meets with management to consider the adequacy of the Company’s internal controls and the objectivity and appropriateness of its financial reporting. The Committee also discusses these matters with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, appropriate Company financial personnel, and internal auditors, both separately and jointly. Independent and internal auditors of the Company have unrestricted access to the Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management; express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America; and discuss with the Committee the Company’s significant accounting policies, accounting estimates and management judgments reflected in the financial statements, audit adjustments arising from the audit, and other matters in accordance with Statement on Auditing Standards No. 61, “Communications with the Audit Committee.”

This year, the Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004, and met with both management and PwC to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. PwC has reported to the Committee that such financial statements, present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America.

At each regularly scheduled Committee meeting during 2004, the Committee monitored and discussed with management and PwC the status of the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. In addition, the Committee also held a number of special meetings to receive updates and discuss issues as they arose. The Committee also reviewed and discussed with management and PwC, management’s and PwC’s report and attestation on internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee has received from, and discussed with, PwC the written disclosure and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” relating to that firm’s independence from the Company.

Based on management’s representation that the financial statements were prepared in accordance with accounting principles generally accepted in the United States and on PwC’s report on such financial statements, the Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Kathleen Burdett, Chairperson

Matthew T. Farrell

Suzanne Hammett

S. Carl Soderstrom, Jr.

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SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN

OFFICERS AND 5 PERCENT BENEFICIAL OWNERS

The following table lists, to the Company’s knowledge, the ownership of Common Stock and the nature of such ownership for: (a) each nominee for Director, (b) each officer named in the Summary Compensation Table who is not reported under (a), (c) all current executive officers and Directors of Lydall as a group, and (d) each person who beneficially owns in excess of 5 percent of the outstanding shares of Common Stock. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. Except as otherwise indicated, all information is given as of February 1, 2005.

	Common Stock Beneficially Owned					Percent of Class(2)
Name	Direct		Indirect	Exercisable(1)	Total
(a)
L.A. Asseo	45,347		1,000	1,625	47,972	*

K. Burdett	4,541		—	2,250	6,791	*

W.L. Duffy	16,647		—	19,105	35,752	*

M.T. Farrell	3,419		—	2,250	5,669	*

D. Freeman	116,882		—	22,121	139,003	*

S. Hammett	7,686		—	13,852	21,538	*

C.R. Skomorowski	78,440		7,500	210,195	296,135	1.8%

S.C. Soderstrom, Jr.	4,541		—	2,250	6,791	*

(b)
B.W. Franks, Jr.	8,701		—	64,750	73,451	*

B. Ploquin	—		—	11,825	11,825	*

T.P. Smith	3,045		—	36,750	39,795	*

(c)
Current Directors and Executive Officers as a Group (17 persons)	332,664		8,500	505,598	846,762	5.1%

(d)
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	1,587,745	(3)				9.8%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,493,400	(4)				9.3%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,489,500	(5)				9.2%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,332,580	(6)				8.3%
(1)	Exercisable under the Company’s stock incentive compensation plans.
(2)	* Indicates that the Director/Officer beneficially owns less than one percent of the outstanding shares of Common Stock.
(3)	As of December 31, 2004 based on information reported in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005.
(4)	As of December 31, 2004 based on information reported in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.
(5)	As of December 31, 2004 based on information reported in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,275,000 shares, representing 7.9% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(6)	As of December 31, 2004 based on information reported in Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005.

11

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

We are a Committee composed of independent Directors, as defined under NYSE listing standards. The primary role of this Committee is to maximize shareholder value by approving a compensation structure that is both competitive and reasonable, and designed to attract and retain top talent. Connecting compensation to corporate performance through incentive compensation is one way in which to achieve this goal and to equate the employees’ interests with those of our stockholders. The Board has assigned to this Committee the important responsibility of reviewing and approving the Company’s goals and objectives regarding compensation. In our oversight function, we review and approve all incentive programs and all components of executive compensation, as well as monitor the Company’s management development programs.

Compensation of the Chief Executive Officer

In 2004, this Committee evaluated the performance of the Chief Executive Officer, David Freeman, in light of the Company’s goals. We reviewed market data regarding compensation of the Chief Executive Officer at those companies making up the Industrials Segment of the S&P SmallCap 600, of which Lydall is a part.2 We also reviewed information received from trade organizations and recruiters regarding current market compensation trends. We considered the Company’s recent performance, relative stockholder return, and the current economic and business climate. Finally, we reviewed past stock awards and all other elements of compensation received by Mr. Freeman. We presented our recommendations to the other independent Directors on the Board for discussion. At the end of this process, we determined that Mr. Freeman’s salary would remain unchanged and would be reviewed again at the end of 2005, two and one half years after his appointment as Chief Executive Officer. Salaries of senior members of management are usually reviewed every two years. Mr. Freeman’s annual base salary is $420,000. That compensation review at the end of 2005 will include a review of Mr. Freeman’s performance against the Company’s goals and the personal goals set with Mr. Freeman. Some of the important parameters in Mr. Freeman’s goals, as CEO, include an updating of the Company’s strategic plan and a redirection of expenses towards the drivers of the business: sales and marketing and product development efforts.

The incentive compensation plan applicable to Mr. Freeman in 2004 was the EVA (“EVA”) Incentive Bonus Program. EVA is the net operating profit after taxes of the Company less a charge for the use of capital. A bonus is paid generally for incremental EVA improvements year-over-year. Mr. Freeman has a target bonus percentage of 100% of his base salary, which is paid if there is an incremental EVA improvement to a specified level. The amount of the award, however, can be more or less if targets are exceeded or not met, respectively. In 2004, under the EVA formula, Mr. Freeman received no bonus compensation. The Company is planning to terminate the EVA program at the end of 2005. The Company is evaluating alternative bonus programs for 2006.

In July of 2003, upon taking on the role of Chief Executive Officer, Mr. Freeman received a restricted stock award of 100,000 shares vesting in equal parts over 5 years. One fifth of that award has currently vested. This Committee recommended that award based on a review of Mr. Freeman’s existing holdings as a Director and on the nature of the duties and responsibilities he assumed. Mr. Freeman has not been awarded any other stock-based compensation since that award.

Lydall, in general, does not provide many perquisites to its executives. Mr. Freeman is eligible to the same extent as all other Lydall employees at his location to participate in the Company’s medical and dental insurance, pension, and Company matches to the 401(k) and employee stock purchase plans. Mr. Freeman is not a participant of the Supplemental Executive Retirement Plan and has no employment or severance contract. He does participate in the Executive Life Insurance plan, which if triggered would provide four times his base salary, for which he receives tax gross-up payments which are intended to eliminate any adverse tax consequences resulting from his participation in that plan. He also participates in the Executive Disability plan and he drives a Company-leased automobile.

In reviewing all of the components of compensation received by Mr. Freeman, the Committee feels the proportionally higher component of salary to stock awards and actual bonus paid is, at this time, appropriate.

Compensation of the Company’s other Executive Officers

This Committee reviews and approves the compensation arrangements, stock awards and amounts paid to all executive officers of the Company, including those named in the Summary Compensation Table in this Proxy Statement. Applying the same

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[2]	Mr. Freeman’s current salary is slightly below the average of the non-Chairmen CEO salaries reported by the S&P SmallCap 600, Industrials Segment for 2003.

Company compensation goals stated above, we review and approve the recommendations of management regarding compensation and awards under incentive plans.

In reviewing and approving the salaries of executive officers, the relative demands upon them and their performance in their respective areas of control are considered together with the Company’s performance. In addition, information received from the Company’s Human Resources Department regarding market data for peer industrial companies is considered. Mr. Skomorowski’s base salary has not been increased since January 1, 2003. Messrs. Franks and Smith received increases of 7% and 9.8% respectively in 2004. Mr. Ploquin received an increase of 5% effective January 1, 2005.

Bonus compensation for 2004 for the Company’s executive officers, as described above for the Chief Executive Officer, was determined under the EVA program. While Messrs. Skomorowski, Franks, Ploquin and Smith had 2004 bonus targets of 90%, 50%, 30% and 40% of their base salaries respectively, no bonus was paid to any of them based on the Company’s 2004 performance.

In accordance with the stockholder approved Lydall 2003 Stock Incentive Compensation Plan, this Committee has full authority to grant stock awards, at the prevailing market price on the grant date, to officers of the Company whose contributions or potential to contribute are important to the success of the Company. Based upon management’s recommendations and this Committee’s assessment of the performance of those named in the Summary Compensation Table, in 2004 stock option grants were awarded to Messrs. Skomorowski, Franks, Ploquin and Smith covering 30,000, 15,000, 15,000 and 10,000 shares, respectively.

The other executive officers named in the Summary Compensation Table are eligible to the same extent as all other Lydall employees at their respective locations to participate in the Company’s medical and dental insurance, pension, and company matches to the 401(k) and employee stock purchase plans. Of the group, only Mr. Skomorowski is a participant of the Supplemental Executive Retirement Plan. Messrs. Skomorowski and Franks have Employment Agreements and Mr. Smith has a Severance Agreement, all as described below under “Transactions with Management.” Other than Mr. Ploquin who resides in Europe, each participates in the Executive Life Insurance Plan, for which they receive a tax gross-up payment, and in the Executive Disability Plan. Each of them drives a Company-leased automobile.

As no Company executive officer’s compensation exceeded $1 million for the year, the Committee does not believe that the deductibility limitation in Section 162(m) of the Internal Revenue Code of 1986, as amended, applies. The Committee will monitor the applicability of this requirement with the objective of achieving deductibility to the extent appropriate.

Lee A. Asseo, Chairman

Matthew T. Farrell

Suzanne Hammett

13

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation and Stock Option Committee are independent Directors (under NYSE listing standards). No executive officer of the Company has served as a Director or a member of a compensation committee of another company, where any member of the Compensation and Stock Option Committee is an executive officer.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options and rights under all of the Company’s existing equity compensation plans as of December 31, 2004 and other equity compensation granted without stockholder approval.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of Securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders	1,297,180	$11.76	887,487
Equity compensation plans not approved by security holders(1)	25,000	$16.08	0
Total:	1,322,180	$11.84	887,487
(1)	A nonqualified stock option grant to Roger M. Widmann, former Chairman of the Board. On May 8, 2002, an option covering 25,000 shares of the Company’s treasury stock was granted to Roger M. Widmann for his services as Chairman of the Board. Pursuant to the Option Agreement, Mr. Widmann may purchase shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant ($16.08). This grant is fully vested. The vested options will expire three years from the date Mr. Widmann ceased to be a member of the Board, or July 29, 2007. The option is not transferable, other than by will or the laws of descent and distribution.

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PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s shares over the past five years with the cumulative total return on shares of companies comprising the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index. Cumulative total return is measured assuming an initial investment of $100 on December 31, 1999, including reinvestment of dividends. Due to the diversity of niche businesses that Lydall participates in, it is difficult to identify a reasonable peer group or one industry or line-of-business index for comparison purposes. Thus, Lydall has chosen to compare its performance to the Standard & Poor’s SmallCap 600 Index (which includes Lydall as a constituent) and to the Russell 2000 Index.

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SUMMARY COMPENSATION TABLE

The following table shows the compensation either paid or awarded by the Company for each of the three years ended December 31, 2004, 2003 and 2002 to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers who were serving as executive officers as of December 31, 2004.

(a)	(b)	(c)		(d)	(e)		(f)	(g)	(i)
		Annual Compensation					Long-Term Compensation
							Awards		Payouts
Name And Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)(1)		Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)
D. Freeman	2004	420,000		—	15,232		—		31,325
President, Chief Executive Officer	2003	259,505	(3)	—	7,219		1,121,000(4)	3,325(5)/0	14,111
C.R. Skomorowski Executive Vice President, Chief Operating Officer	2004 2003 2002	420,000 420,000 400,000		— — 180,601	10,199 9,705 6,737		— — —	30,000/0 — 6,688/0	24,284 23,335 16,985
B.W. Franks, Jr. Subsidiary President	2004 2003 2002	232,726 217,500 217,500		— — 21,154	5,182 4,961 24,173		— — —	15,000/0 20,000/0 —	16,544 15,988 36,609	(6)
B. Ploquin(7)	2004	236,630		—	198,874	(8)	—	15,000/0	33,424	(9)
Managing Director – Lydall Gerhardi and President, Lydall Thermique/Acoustique
T.P. Smith Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	210,176 190,000 180,000		— — 46,322	3,450 3,507 4,214		— — —	10,000/0 6,000/0 —	14,474 13,924 13,046

(1)	Other than Mr. Ploquin none of the named executive officers received perquisites or other personal benefits that were greater than either $50,000 or 10 percent of his total annual salary and bonus, as reported above.

(2)	The items reported in column (i) for 2004 include amounts paid on behalf of the named individuals by the Company for:

(401)(k) Plan Match:

D. Freeman ($8,200); C.R. Skomorowski ($8,200); B.W. Franks, Jr. ($8,200); and T.P. Smith ($8,200).

The Employee Stock Purchase Plan:

D. Freeman, ($0); C.R. Skomorowski ($600); B.W. Franks, Jr. ($0); and T.P. Smith ($600).

Life Insurance Premiums:

D. Freeman, ($23,125); C.R. Skomorowski ($15,484); B.W. Franks, Jr. ($8,344); and T.P. Smith ($5,674).

(3)	In 2003, $49,505 of $259,505 reported as salary was paid to Mr. Freeman as director fees and consulting fees prior to his becoming an employee on July 1, 2003.

(4)	As of the close of business on December 31, 2004, Mr. Freeman held 80,000 restricted shares valued at $948,800. The value was calculated by multiplying the market price of the Company’s Common Stock on December 31, 2004 by the number of restricted shares held on that date. Mr. Freeman’s restricted shares will vest in 20,000 share increments each year on July 1, 2005, 2006, 2007 and 2008. No dividends are planned to be paid by the Company on its outstanding Common Stock at this time. In the event that cash dividends were to be paid on the Company’s Common Stock, Mr. Freeman would be entitled to receive any such dividends in respect of his restricted shares. No person named in the Summary Compensation Table other than Mr. Freeman held any shares of restricted stock as of December 31, 2004. The $1,121,000 was calculated by multiplying the closing market price of the Company’s Common Stock on the date of grant by the number of shares awarded.

(5)	These options were granted to Mr. Freeman as director compensation prior to his becoming an employee.

(6)	Mr. Franks received relocation expense reimbursements of $21,887 in connection with his move in 2002.

(7)	Mr. Ploquin was first designated as a Section 16 officer in 2004. All compensation to Mr. Ploquin is paid in Euros. For purposes of this table, the amounts were translated to dollars using an average exchange rate for 2004 of .8048.

(8)	Other annual compensation for Mr. Ploquin includes perquisites related to expatriate relocation benefits of $74,677, which includes supplemental pension equalization benefits of $33,673. Additionally, included in other annual compensation for Mr. Ploquin is repayment of taxes related to expatriate benefits of $105,185.

(9)	Mr. Ploquin received relocation expense reimbursements of $33,424 in connection with his expatriate relocation.

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PLAN DESCRIPTIONS

DEFINED BENEFIT PENSION PLAN

The Company provides a noncontributory, “career average” defined benefit pension plan (the “Pension Plan”) to most salaried domestic employees. The Pension Plan provides that benefits, in the amount of 2 percent of the participant’s annual eligible earnings (subject to limitations imposed by the Internal Revenue Code), will accrue annually. The Pension Plan benefits are not determined primarily by final or average final compensation. The Company pays the entire cost of the Pension Plan, which is administered by a committee appointed by the Board of Directors.

A participant’s compensation, for purposes of determining pension benefits, is the participant’s W-2 compensation (less bonus and other similar compensation payments) plus pretax employee contributions to the pretax plans of Lydall.

The normal retirement age under the Pension Plan is 65 and actuarially reduced benefits are available at age 55 if the participant has ten years of service. Messrs. Freeman, Skomorowski, Franks and Smith are expected to receive annual benefits upon retirement at normal retirement age (assuming they work until age 65 and receive salary increases of 4.5 percent per year) in the amounts of $29,339, $126,611, $144,013 and $119,445, respectively. These amounts are not subject to any reductions for Social Security benefits or for any other offset amounts. Mr. Ploquin is not a participant.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Company has a supplemental retirement plan intended to provide retirement benefits supplementing those provided under other Company-related retirement plans to certain officers. Mr. Skomorowski is the only person named in the Summary Compensation Table who is a participant, however, he is not yet vested. Upon retirement, and for a period of up to 15 years, a participant is entitled to receive a monthly retirement benefit. That benefit is the lessor of (a) 60 percent of the participant’s final average pay, less the participant’s benefits (attributable to Company contributions) under all of the Company’s qualified plans or (b) the actuarial equivalent of the annual benefits to which a participant would have been entitled if no limit applied due to the level of compensation of the participant. Participants are deemed vested in the supplemental benefits when they have attained age 55 and the sum of their age and service equals or exceeds 70. No participant named in the Summary Compensation Table is vested. Mr. Skomorowski is estimated to receive annual benefits upon retirement at normal retirement age in the amount of $224,279.

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STOCK OPTION TABLES

The following table provides information regarding stock options granted during 2004 to the named executive officers listed in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, the values assigned to each reported option are shown using gains based on assumed rates of annual compound stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option term. In assessing these values, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company’s stock at a future date, and that value will depend on the efforts of such executives to foster the future success of the Company for the benefit of not only the executives, but all stockholders.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARs Granted (#)(2)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expira- tion Date	5% ($)	10%($)
D. Freeman	0/0	0/0	—	—	—	—
C.R. Skomorowski	30,000/0	10.92/0	11.08	12/7/14	$209,045	529,760
B.W. Franks, Jr.	15,000/0	5.46/0	11.08	12/7/14	$104,522	264,880
B. Ploquin	15,000/0	5.46/0	11.08	12/7/14	$104,522	264,880
T.P. Smith	10,000/0	3.64/0	11.08	12/7/14	$69,682	176,587
(1)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

(2)	Exercisable at the rate of 25 percent per year commencing 12/8/05.

All options expire in ten years and vesting is accelerated upon a Change of Control.

The following table shows stock option exercises by the named executive officers during 2004, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2004. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the market price of Lydall’s Common Stock on December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End	Value of Unexercised In-the-Money Options/SARs at FY-End
Name			Exercisable/ Unexercisable (#)	Exercisable/ Unexercisable ($)

D. Freeman	0	0	22,121 /5,811	18,229 /7,426

C.R. Skomorowski	0	0	210,195 /55,844	400,790 /68,625

B.W. Franks, Jr.	0	0	64,750 /36,250	104,588 /30,263

B. Ploquin	0	0	11,825 /19,625	18,252 /14,959

T.P. Smith	0	0	36,750 /20,750	71,450 / 22,163

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TRANSACTIONS WITH MANAGEMENT

The Company has entered into a replacement agreement with Mr. Skomorowski dated October 2, 2003, and an agreement with Mr. Franks dated March 1, 2000, as amended on August 1, 2000. These agreements provide, among other things, for benefits in the event of the termination of the employee by the Company other than for “cause” (as defined in the agreements) or by the employee for “good reason” (as defined in the agreements).

For Mr. Frank’s agreement, if a termination is without “cause” or for “good reason,” and does not occur within 12 months following a “Change of Control” of the Company, the termination benefits would include: (i) a severance benefit equal to the sum of his annual base salary and the average of the three annual incentive bonuses earned in the three years preceding termination, paid over 12 months; (ii) continued coverage under the Company’s medical, dental and life insurance plans for up to 12 months, subject to any required employee contributions; and (iii) outplacement services.

Mr. Skomorowski’s agreement provides that termination under the same circumstances would include the following benefits: (i) a severance benefit equal to two times the sum of his annual base salary and average annual incentive bonus, payable in a lump sum; (ii) continued coverage under the Company’s medical, dental, life insurance, and long-term disability plans, if commercially available, for 18 months, subject to any required employee contributions; (iii) supplemental benefits under the Company’s tax-qualified pension plan and supplemental executive retirement plan as if he had 18 additional months of service; (iv) outplacement services; (v) car allowance; and (vi) tax gross-up, for benefits subject to excise tax, if any.

If a termination without “cause” or for “good reason” occurs within 12 months following a “Change of Control” of the Company, the termination benefits would include for Mr. Franks: (i) a severance benefit equal to two times the sum of his annual base salary rate, and the average of his three highest annual bonuses earned for any of the five calendar years preceding his termination of employment, payable in a lump sum; (ii) a pro-rata portion of his maximum bonus opportunity for the year of termination of employment; (iii) continued coverage under the Company’s medical, dental, life insurance and (if reasonably commercially available) long-term disability plans for up to 24 months, subject to any required employee contributions; (iv) supplemental benefits under the Company’s tax-qualified pension plan as if he had two additional years of service; (v) vesting in stock options and restricted stock; and (vi) certain other benefits.

Mr. Skomorowski’s agreement provides that, if such a termination were to occur within 12 months following a “Change of Control” of the Company, the termination benefits would include: (i) a severance benefit equal to three times the sum of his annual base salary rate and average annual incentive bonus, payable in a lump sum; (ii) a pro-rata portion of his maximum bonus opportunity for the year of termination of employment; (iii) continued coverage under the Company’s medical, dental, life insurance and, if commercially available, long-term disability plans for up to thirty-six months, subject to any required employee contributions; (iv) supplemental benefits under the Company’s tax-qualified pension plan and supplemental executive retirement plan as if he had three additional years of service; (v) vesting in stock options and restricted stock; and (vi) certain other benefits. If any payments or benefits for Mr. Skomorowski are subject to the federal excise tax on “excess parachute payments,” Mr. Skomorowski will receive, under his employment agreement, an additional payment in an amount designed to put him in the same after-tax position as if the excise tax had not been imposed.

The employment agreements define a “Change of Control” of the Company as: (a) beneficial ownership by a third party of at least 25 percent of total voting power of all classes of stock of the Company; (b) the election to the Board of a majority of Directors who were not approved by a majority of current Directors; (c) a shareholder approved liquidation of the Company, or merger or consolidation of the Company; or (d) a sale or disposition of all or substantially all of the assets of the Company.

The Company has also entered into a replacement agreement with Mr. Smith dated January 21, 2005. The agreement generally provides for severance benefits in the event that Mr. Smith is terminated. If the termination is within 12 months following a “Change of Control,” and not for “cause,” as defined in the agreement, Mr. Smith will receive: (i) a severance benefit equal to two times the sum of his annual base salary rate, and the average of his three highest annual bonuses earned for any of the five calendar years preceding his termination of employment, payable in a lump sum; (ii) a pro-rata portion of his yearly bonus, payable in a lump sum; (iii) coverage for 12 months under the Company’s medical, and dental plans; (iv) supplemental benefits under the Company’s Pension Plan; (v) a car allowance for 12 months; and (vi) outplacement services not to exceed $10,000. The agreement defines a “Change of Control” of the Company as: (a) beneficial ownership by a third party of at least 25 percent of total voting power of all classes of stock of the Company; (b) the election to the Board of a majority of Directors who were not approved by a majority of current Directors; (c) a shareholder approved liquidation of the Company, or merger or consolidation of the Company; or (d) a sale or disposition of all or substantially all of the assets of the Company. The benefits which Mr. Smith would receive if

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termination is not within 12 months of a Change of Control under the agreement include: (i) severance equal to his annual base salary paid over 12 months; (ii) the average of his annual bonuses for the three years preceding his termination; (iii) health coverage for 12 months under COBRA (with the Company paying the same percentage as it paid for actively employed senior executives) or when he commences full-time employment with an employer who offers health insurance benefits, if earlier, and (iv) outplacement services not to exceed $10,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, persons who own more than ten percent of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (“Beneficial Ownership Reports”) with the Securities and Exchange Commission (the “SEC”). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on its review of the copies of such forms it has received, the Company believes that, with respect to the fiscal year ended December 31, 2004, all of the Reporting Persons complied with all applicable filing requirements, except that Beneficial Ownership Reports for the following persons with respect to the following transactions were inadvertently not filed timely: (i) despite receipt of a written confirmation of timely filing, the SEC later reported having no record of filing of Form ID’s for Mr. Collett and Mr. Krawczynski and required them to re-file their Form ID’s prior to their Form 3 filings, resulting in a one day late filing of their Form 3 filings, and (ii) Company shares held in the 401(k) account of Ms. Krallis-Nixon were inadvertently sold by the plan administrator, without Ms. Krallis-Nixon’s knowledge or direction, due to an error in electronic communications. The shares were subsequently repurchased, however the Form 4 for the sale was filed late due to a lack of timely notice to the Company by the plan administrator.

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Proposals of stockholders of the Company that are intended to be presented at the Annual Meeting to be held in 2006, and which stockholders desire to have included in the Company’s proxy materials relating to such meeting, must be received by the Company no later than November 22, 2005, which is 120 calendar days prior to the first anniversary of the mailing date for this year’s proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting.

Under the Company’s Bylaws, no business, including the nomination of persons for election to the Board of Directors of the Company, may be brought before an Annual Meeting of Stockholders, except as set forth in the notice of the meeting or as otherwise brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has delivered a timely written notice to the Company containing certain specified information. The notice must contain certain specified information about each item of business that the stockholder proposes for consideration or with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director, whichever the case may be. These requirements are separate and distinct from, and are in addition to, the SEC requirements (described above) that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement. To be timely under the Company’s Bylaws, a stockholder’s notice for the 2006 Annual Meeting must be received by the Company on or before February 20, 2006, but no earlier than January 21, 2006 (the “Bylaw Deadline”), which is the period not less than 60 days, nor more than 90 days prior to the first anniversary of this year’s Annual Meeting.

Any stockholder proposal or nomination which does not comply with the procedures set forth in the Bylaws (including the Bylaw Deadline) will be disregarded and the stockholder will not be permitted to present the proposal at the Annual Meeting to be held in 2006. A copy of the Bylaw provisions discussed in this paragraph (as amended and restated as of December 11, 2003) have previously been filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K dated March 12, 2004 and may be obtained by writing to the Company at its principal executive offices located at One Colonial Road, P.O. Box 151, Manchester, Connecticut 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of other matters which may come before the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy committee to vote, or otherwise to act, in accordance with their judgment on such matters.

Copies of the Company’s Annual Report on Form 10-K for the fiscal year 2004 will be provided without charge, upon request. Requests may be directed to: Vice President, General Counsel and Corporate Secretary, Lydall, Inc., One Colonial Road, P.O. Box 151, Manchester, Connecticut 06045-0151.

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Appendix A

EXCERPT OF THE LYDALL, INC. CORPORATE GOVERNANCE GUIDELINES

1. Director Qualification Standards

1.1    Independence

At least a majority of the members of the Board of Directors, as well as all of the members of the Audit Review Committee, the Compensation and Stock Option Committee and the Corporate Governance Committee, shall be “independent” within the meaning of the Corporate Governance Listing Standards of the New York Stock Exchange (“NYSE Standards”).

The Board has determined that a Director who satisfies each of the following requirements has no material relationship with the Company and will qualify as independent:

(a) During the preceding three years:

(i)	the Director was not employed by Lydall, Inc. or any of its subsidiaries (“the Company”);

(ii)	an immediate family member (as defined in NYSE Standards) of the Director was not employed by the Company as an executive officer;

(iii)	the Director, and each immediate family member of the Director, did not receive in any single calendar year more than $100,000 in direct compensation from the Company, other than (i) director and committee fees, additional fees for service as chairman of the Board or of a committee of the Board and (ii) receipt of pension or other forms of deferral compensation for past service which are not contingent on continued service;

(iv)	the Director was not affiliated with, or employed by, a present or former internal or external auditor of the Company;

(v)	an immediate family member of the Director was not affiliated with or employed in a professional capacity by, a present or formal internal or external auditor of the Company; and

(vi)	the Director was not part of an interlocking directorate in which an executive officer of the Company served on the compensation committee of another company that concurrently employed such a Director, or an immediate family member of the Director, in an executive capacity;

(b) If a Director is, or at any time during the preceding three years has served as, an executive officer or an employee of, or has an immediate family member who is, or at any time during the preceding three years has served as, an executive officer of another company that makes payments to or receives payments from the Company for property or services, such payments, in each of the last three fiscal years, are less than the greater of $1 million and 2 percent of such other company’s consolidated gross revenues;

(c) If the Director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which the Company was indebted at the end of the Company’s last full fiscal year, the aggregate amount of such indebtedness was less than five percent of the Company’s total consolidated assets at the end of such fiscal year;

(d) If a Director or an immediate family member of the Director serves as an officer, director or trustee of a charitable organization at any time during the preceding three years, the Company’s charitable contributions to the organization in each of the last three fiscal years of such organization are less than the lesser of $1 million and two percent of that organization’s total annual operating expenses (the Company’s matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose); and

(e) The Board does not determine, based on all of the relevant facts and circumstances, that a Director has a material relationship with the Company, either directly, or indirectly as a partner, shareholder or officer of another organization, that has a material relationship with the Company.

On an annual basis, in connection with the nomination of directors for election at the Company’s Annual Meeting of Stockholders and appointment of committees, the Board of Directors shall make a determination as to the independence of each member of the Board, and each nominee for membership on the Board. The Board shall also make such determination with respect to any new director appointed to fill a vacancy on the Board.

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Each director will share with the Board all information reasonably necessary for the Board to make a determination as to the independence of the Board member. It is the responsibility of each member of the Board to bring to the attention of the Board any possible conflict of interest, or any matter that might be perceived as a possible conflict of interest.

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Appendix B

LYDALL, INC.

AUDIT REVIEW COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Review Committee (the “Committee”) shall be to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the integrity of the Company’s financial reporting process, including the performance of the Company’s systems of internal accounting and financial controls, the Company’s internal audit function, the outside auditors’ qualifications and independence, the Company’s process for monitoring compliance with applicable legal, regulatory and ethics programs, and the annual independent audit of the Company’s financial statements. A purpose of the Committee shall also be to prepare the Audit Review Committee Report to be included in the Company’s proxy statement for the annual meeting of stockholders and any other meeting of stockholders at which members of the Board are to be elected.

In discharging its oversight role, the Committee shall have the power to investigate any matter that comes to its attention, with full access to all books, records, facilities and personnel of the Company. The Committee shall also have the power to retain (at the Company’s expense) outside counsel, auditors or other advisors as it determines necessary to carry out its purposes and to determine the engagement terms and fees of such outside counsel, auditors and other advisors. The outside auditors are ultimately accountable to the Committee and shall report directly to the Committee.

The Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

Membership

The Committee shall comprise not less than three (3) members of the Board, each of whom shall be independent as defined below. The Committee’s composition will meet the requirements of the listing standards of the New York Stock Exchange and all applicable federal securities laws. No member of the Committee shall serve on the audit committee of more than two other public companies.

The members of the Committee shall be appointed by the Board, on the recommendation of the Corporate Governance Committee, and shall be subject to removal by the Board.

Independence

Committee members shall meet the standards for independence of the New York Stock Exchange and any applicable federal securities law.

Financial Expertise and Experience

At least one (1) member of the Committee shall be an “audit committee financial expert” as defined in rules promulgated by the Securities and Exchange Commission. All members of the Committee shall be financially literate, as defined in the listing standards of the New York Stock Exchange.

Key Responsibilities

The Committee’s job is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing those financial statements. The Committee is not responsible for planning or conducting audits or determining that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations.

Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

The Committee shall meet at least four times per year, or more often as necessary to perform the duties and responsibilities of the Committee as set forth herein. The Committee shall report to the Board at its next meeting after each Committee meeting.

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The following are functions of the Committee in carrying out its oversight function.

1.    Selection and Compensation of the Outside Auditors

The Committee shall have the sole authority and direct responsibility to select, evaluate and, where appropriate, replace the outside auditors. In connection therewith, the Committee is responsible for determining the engagement terms and fees of the outside auditors and for resolving disputes between management and the outside auditors regarding financial reporting.

2.    Pre-Approval of Audit and Non-Audit Services

All auditing services provided to the Company by the outside auditors shall be pre-approved by the Committee.

Additionally, the Committee or one or more of its members shall review any non-audit services provided to the Company by its outside auditors and, except for certain de minimis services to the extent permitted by law1, shall pre-approve any such non-audit services. The Committee shall be responsible for determining the engagement terms and fees of any non-audit services to be provided by the outside auditors. The Committee shall not approve the engagement of the Company’s outside auditors to perform any non-audit services that are prohibited by Section 10A(g) of the Securities Exchange Act of 1934, as amended, or any rules promulgated thereunder.

The decisions of any member of the Committee to whom authority is delegated to approve any activity by the outside auditors shall be presented to the full Committee at its next meeting.

The Committee shall consider whether the outside auditors’ performance of any proposed non-audit services is compatible with the outside auditors’ independence.

1.    Meetings with and Reports from Outside Auditors and Internal Auditors

a)    The Committee shall periodically meet with management, the internal auditors and the outside auditors in separate executive sessions.

b)    The Committee shall review and discuss with management and the outside auditors the audited financial statements and related footnotes and the Management’s Discussion and Analysis to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K). Such review and discussion shall include the analysis and judgment of management and the outside auditors about the appropriateness and quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, adequacy of internal controls and disclosures of changes in internal controls and the clarity of the disclosures in the financial statements. In addition, the Committee shall review and consider with the management and outside auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61. The Committee shall recommend to the Board whether, based on the review and discussions described herein, the financial statements should be included in the Company’s Annual Report on Form 10-K.

c)    The Committee shall review and discuss with management and the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission. This review will occur prior to each filing by the Company of its Quarterly Report on Form 10-Q.

d)    The Committee shall review and discuss with management and the outside auditors the accounting policies and assumptions which may be viewed as critical, the alternative treatments of financial information within generally accepted accounting principles that the outside auditors have discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors. The Committee shall review and discuss with management and the outside auditors any significant changes in the accounting policies of the Company and accounting and financial reporting pronouncements and proposed rules that may have a significant impact on the Company’s financial reports.

[1]	De minimis services are defined in Section 202 of the Sarbanes-Oxley Act (Section 10A(i)(1)(B) of the Securities Exchange Act) as services that meet the following criteria: (1) all such services must in the aggregate constitute no more than 5% of the revenues paid by the company to the outside auditor; (2) such services must not have been recognized by the company as non-audit services at the time of the engagement for such services and (3) such services are brought to the attention of the audit committee (or one or more members of the committee to whom the approval of such services has been delegated) and are approved by the committee or such member(s) before the completion of such services.

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e)    The Committee shall review and discuss with the management and the outside auditors:

i.    any financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company but are necessary to understand how significant aspects of the Company’s business are conducted; and

ii.    material transactions or courses of dealing with parties related to the Company.

f)    The Committee will meet with the internal auditors to discuss and review summaries of significant reports to management prepared by them, such as those detailing audit problems or difficulties, if any, and management’s responses thereto.

g)    At least annually, the Committee shall obtain and review a report by the outside auditors describing the following:

i.    the outside auditors’ internal quality control procedures; and

ii.    any material issues raised by the most recent internal quality control review, or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years respecting one (1) or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues.

The Committee shall evaluate the qualifications, performance and independence of the outside auditors and the lead audit partner (including the rotation of the lead audit partner) and present the conclusions of the Committee to the entire Board. In evaluating the outside auditors, the Committee shall consider whether it is appropriate to rotate outside auditing firms.

h)    The Committee shall:

i.    request from the outside auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

ii.    discuss with the outside auditors any such disclosed relationship and its impact on the outside auditors’ independence; and

iii.    determine any appropriate action in response to the outside auditors’ report to satisfy itself of the auditors’ independence.

i)    The Committee shall meet separately with the outside auditors, with and without management present, to discuss the results of their audits, including any audit problems or difficulties and management’s response, as well as the responsibilities, budget and staffing of the Company’s internal audit function.

j)    The Committee shall review and discuss with management, the outside auditors and the Company’s Chief Financial Officer, the Company’s legal and regulatory compliance programs and the Company’s code of ethics for senior financial officers. The Committee shall review and discuss the Company’s legal and regulatory compliance programs with the Company’s General Counsel.

k)    The Committee shall review and discuss the Company’s guidelines and policies to govern the process by which risk assessment and risk management is undertaken and its programs for monitoring and controlling major financial risks.

l)    The Committee shall review and discuss with the Company’s Chief Executive Officer and Chief Financial Officer their evaluation of the Company’s disclosure controls and procedures.

Other Matters

1.    Legal Proceedings and Contingent Liabilities

The Committee shall review with management material and pending or overtly threatened legal proceedings involving the Company and other material contingent liabilities.

2.    Press Releases and Information Provided to Analysts and Ratings Agencies

The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussion may be done generally (through a discussion of the types of information to be disclosed and the types of presentations to be made). In addition, the Committee may delegate the review of individual press releases or presentations to the Committee’s Chairman or another member of the Committee.

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3.    Proxy Statement Report

The Committee shall prepare the Audit Review Committee Report required by the rules of the Securities and Exchange Commission to be included in the Company’s proxy statement for the election of members of the Board of Directors. The report will address all issues required by the Securities and Exchange Commission.

4.    Procedures for Employee Complaints and Concerns

The Committee shall establish procedures for:

a)    the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

b)    confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.    Hiring Practices for Employees of Outside Auditor

The Committee shall set clear hiring practices for employees or former employees of the outside auditors.

6.    Annual Self-Evaluation

The Committee shall perform an annual self-evaluation to determine the extent to which it fulfilled its obligations as described in this Charter or otherwise required by applicable listing standards, regulations or law.

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ANNUAL MEETING OF STOCKHOLDERS OF

LYDALL, INC.

April 21, 2005

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER

ACCOUNT NUMBER

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. ELECTION OF DIRECTORS (Proposal 1)

NOMINEES:

FOR ALL NOMINEES

Lee A. Asseo

Kathleen Burdett

WITHHOLD AUTHORITY

FOR ALL NOMINEES

W. Leslie Duffy, Esq.

Matthew T. Farrell

David Freeman

FOR ALL EXCEPT

(See instructions below)

Suzanne Hammett

Christopher R. Skomorowski

S. Carl Soderstrom, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. RATIFICATION OF THE APPOINTMENT OF PRICEWATER-HOUSECOOPERS, LLP (Proposal 2)

3. In their discretion, such other business as may properly come before the meeting.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

LYDALL, INC.

The undersigned hereby appoints Kathleen Burdett, W. Leslie Duffy, and David Freeman, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Autorino Great Hall of The Bushnell Center for the Performing Arts, 166 Capitol Avenue, Hartford, Connecticut on April 21, 2005 at 11:00 a.m. E.T. and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement and instructs its attorneys and proxies to vote as set forth on this Proxy and in their discretion and any other matters properly coming before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(To be signed on Reverse Side)

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